Exhibit 99.3

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Reaches Agreement with Carl Icahn: Announces

Appointment of New Board Members

Houston, Texas – August 24, 2015 - Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) announced today the appointment of Jonathan Christodoro and Samuel Merksamer to the Board of Directors, effective immediately. With these additions, the Cheniere Board now comprises eleven directors.

Mr. Christodoro and Mr. Merksamer are Managing Directors of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P. (NASDAQ: IEP).

“We look forward to working with our new board members and will continue to focus on creating value for our shareholders.” said Charif Souki, Chairman and CEO of Cheniere.

Carl Icahn commented: “As we have done with a number of companies in the past, we hope to contribute meaningfully as Board members towards enhancing shareholder value at Cheniere.”

Jonathan Christodoro has served as a Managing Director of Icahn Capital LP since July 2012. He currently serves as a director on the boards of PayPal Holdings, Inc., American Railcar Industries, Inc., Hologic, Inc., Herbalife Ltd., and Enzon Pharmaceuticals, Inc.

Samuel Merksamer is a Managing Director of Icahn Capital LP, where he has been employed since May 2008. He currently serves as a director on the boards of Transocean Partners LLC, Hertz Global Holdings, Inc., Hologic, Inc., Transocean Ltd. and Navistar International Corporation.

About Cheniere Energy, Inc.

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG-related businesses and owns and operates the Sabine Pass LNG terminal and Creole Trail Pipeline in Louisiana. Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal. Through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing a liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities for up to six Trains, each of which is expected to have a nominal production capacity of approximately 4.5 mtpa of LNG. Construction has begun on Trains 1 through 5 of the Sabine Pass Liquefaction Project. Cheniere is also developing liquefaction facilities near Corpus Christi, Texas. The CCL Project is being designed for up to five Trains, with expected aggregate nominal production capacity of approximately 22.5 mtpa of LNG, four LNG storage tanks with capacity of approximately 13.5 Bcfe and two LNG carrier docks. Construction has begun on the first two Trains of the CCL Project. Cheniere has agreed in principle to partner with Parallax Enterprises, LLC for the development of up to 11 mtpa of LNG production capacity through Parallax’s two mid-scale natural gas liquefaction projects, Live Oak LNG and Louisiana LNG. For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the development, construction and operation of the liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorization and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

CONTACTS:

Investors: Randy Bhatia: 713-375-5479, Katy Cox: 713-375-5079

Media: Faith Parker: 713-375-5663